Exhibit 99.1

AeroGrow Reports Record FY 2020 Results and Announces Significant Developments

●	Q4 Sales up 29% to $11.8M; Full Year Sales up 14% to $39.2M
●	Q4 Operating Profit of $1,226K; Full Year Operating Profit of $308K
●	Significant Sales Surge Due to COVID-19 with 3X + Sales Impact Expected in Q1, FY 2021
●	“Grow Anything” Cabinet Initiative Planned to Launch in Q2
●	Stifel Engaged as a Financial Advisor in Reviewing Strategic Alternatives Intended to Maximize Shareholder Value

Boulder, CO - (June 23, 2020) - AeroGrow International, Inc. (OTCQB: AERO) ("AeroGrow" or the "Company"), the manufacturer and distributor of AeroGardens - the world’s leading family of In-Home Garden Systems™ – announced today its results for the 4th Quarter and fiscal year (FY) ended March 31, 2020.

For the 4th Quarter ended March 31, 2020, the Company recorded net revenue of $11.8 million, an increase of 29% over the same period in the prior year.  Income from Operations was $1,226K, up from $524K in the prior year. For the year ended March 31, 2020, the Company recorded total revenue of $39.2 million, an increase of 14% over the prior year.  Income from Operations for the full year period was $308K, up from $6K in the prior year.

“I am very pleased with our Q4 and FY 2020 results, both of which posted record sales and profitability,” said President and CEO J. Michael Wolfe.  “All three of our distribution channels – Amazon, Direct-to-Consumer and Retail – performed very well during the 4th quarter, continuing their strong performance from the Holiday season. In addition, we continued to gain momentum on all of our key metrics, with our marketing efficiencies, gross margin and overall profitability making notable gains.

“Over the past several months the COVID-19 pandemic has had a significant and positive impact on our business that will further accelerate our sales in Q1 of FY 2021 – with sales in the quarter tracking to more than 3X over the prior year. Traffic on our web site and our product rankings on Amazon.com began spiking in mid-to-late March as consumers with an increased interest in at-home meal preparation began looking for access to fresh, safe food sources...and the AeroGarden certainly meets these needs. However, relatively few of these sales were recognized in March due to temporary product backorders and shipping backlogs. We have expanded our supply chain and steadily improved our order fill rates during Q1, and by early July we expect to be consistently in stock to support what we anticipate will be continued strong demand across our entire product line.

“I also want to update you on the Grow Anything Appliance. This initiative, which features a fully automated and self-contained indoor gardening system, will be marketed under the name “Bloom by Botanicare.”   As we’ve previously disclosed, our research indicates this is a substantial and under-served market – a market we’ve sized at well over a billion dollars world-wide. Our product testing is on track, we have placed our first manufacturing orders and we expect to launch during our 2nd quarter.

“I think the overall state of the business as we begin FY 2021 is at an all-time high. Not only are our sales, profitability and other key metrics all on a significant upward trend, our balance sheet has never been stronger with $10.3 million in cash on hand and $3.8 million in receivables as of 6/15/20 while carrying little debt. As disruptive as the COVID-19 pandemic has been across the world, it appears to have had a profound positive impact on consumers’ interest in the AeroGarden. While the awareness of the AeroGarden in the minds of consumers has been steadily increasing over the past several quarters, we believe that the pandemic has further increased this awareness and may be moving our products from being considered somewhat discretionary to being more of a consumer staple.

“I look forward to updating you on our progress on these many fronts.”

The Company is also announcing that the Board of Directors has formed a Special Committee consisting of the Independent Directors and this committee is conducting a broad review of strategic alternatives focused on maximizing shareholder value.  We have engaged Stifel to serve as our exclusive financial advisor to assist in this process.

The Company has not set a timetable for the conclusion of its review of strategic alternatives and does not expect to comment further or update the market with any additional information on this matter unless and until the Board of Directors has approved a specific transaction or otherwise deems disclosure necessary or appropriate. There is no certainty that the review of strategic alternatives will result in the Company pursuing a particular transaction or completing any such transaction.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements by J. Michael Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company’s products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including in “Item 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

AEROGROW INTERNATIONAL, INC.

BALANCE SHEETS

	March 31,	March 31,
	2020	2019
(in thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$9,046	$1,741
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $376 and $89 at March 31, 2020 and 2019, respectively	3,422	4,921
Other receivables	257	207
Inventory, net	4,788	8,440
Prepaid expenses and other	1,392	490
Total current assets	18,920	15,814
Property and equipment and intangible assets, net of accumulated depreciation of $5,467 and $4,828 at March 31, 2020 and 2019, respectively	1,229	1,006
Operating lease right of use asset	1,229	-
Deposits	669	39
Total assets	$22,047	$16,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,332	$1,508
Accounts payable related party	2,396	1,102
Accrued expenses	2,308	1,437
Finance lease liability	29	72
Operating lease liability	58	-
Debt associated with sale of intellectual property-current portion	17	25
Total current liabilities	7,140	4,144
Long term liabilities
Operating lease liability	1,201	-
Notes payable related party	900	-
Other liability	297	263
Total liabilities	9,538	4,407
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $.001 par value, 20,000,000 shares authorized, 0 issued and outstanding at March 31, 2020 and 2019, respectively	-	-
Common stock, $.001 par value, 750,000,000 shares authorized, 34,328,036 shares issued and outstanding at March 31, 2020 and 2019	34	34
Additional paid-in capital	140,817	140,817
Accumulated deficit	(128,342)	(128,399)
Total stockholders’ equity	12,509	12,452
Total liabilities and stockholders’ equity	$22,047	$16,859

AEROGROW INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS

	Years ended March 31,
	2020	2019
(in thousands, except per share data)
Net revenue	$39,214	$34,366
Cost of revenue	25,185	22,395
Gross profit	14,029	11,971

Operating expenses
Research and development	877	590
Sales and marketing	8,852	8,462
General and administrative	3,992	2,913
Total operating expenses	13,721	11,965

Income from operations	308	6

Other income (expense), net
Interest expense – related party	(232)	(301)
Other (expense) income, net	(19)	4
Total other (expense), net	(251)	(297)

Net income (loss)	$57	$(291)

Net income (loss) per common share, basic and diluted	$0.00	$(0.01)

Weighted average number of common shares outstanding, basic	34,328	34,328

Weighted average number of common shares outstanding, diluted	34,328	34,328

About AeroGrow International, Inc.

Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening category. AeroGardens allow anyone to grow farmer’s market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market. For more information, visit http://www.aerogrow.com.

Investor Relations:

Grey Gibbs

Senior Vice President of Finance and Accounting

grey@aerogrow.com

303-444-7755